NEWS RELEASE
FOR IMMEDIATE RELEASE
September 5, 2018
CAPITOL FEDERAL® FINANCIAL, INC. ANNOUNCES COMPLETION
OF CAPITAL CITY BANCSHARES ACQUISITION

Topeka, KS – Capitol Federal Financial, Inc. (NASDAQ: CFFN) ("Capitol Federal" or the "Company"), the parent company of Capitol Federal® Savings Bank ("Capitol Federal Savings"), announced today that it completed its merger with Capital City Bancshares, Inc. ("CCB") and its banking subsidiary, Capital City Bank, on August 31, 2018. As a combined financial institution, the Company would have had approximately $9.48 billion in total assets and $5.70 billion in total deposits as of June 30, 2018.

John B. Dicus, President and Chief Executive Officer of Capitol Federal said "Today marks a special milestone in Capitol Federal's history and we are excited to welcome the customers and employees of Capital City Bank to Capitol Federal Savings. Capital City Bank has a long history of building a conservative, customer focused community bank, which we look forward to integrating to provide the full commercial banking experience to our customer base and communities. After growing our commercial real estate portfolio over the last five years through our correspondent lending network, we believe this is the right time to enter the commercial banking business through this low risk merger."

Bob Kobbeman, Capital City Bank's President and Chief Executive Officer, has joined Capitol Federal Savings to run the new commercial banking division of the Company. The addition of Capital City Bank's suite of products allows Capitol Federal to offer commercial, personal, trust, and brokerage products and services.

Capitol Federal is the holding company for Capitol Federal Savings. After the merger, Capitol Federal Savings has 58 branch locations in Kansas and Missouri, and is one of the largest residential lenders in the State of Kansas. News and other information about the Company can be found at Capitol Federal's website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including the possibility that expected cost savings, synergies and other benefits from the acquisition of CCB might not be realized within the anticipated time frames or at all, and the possibility that costs or difficulties relating to integration matters might be greater than expected, changes in economic conditions in the Company's market area, changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities, other governmental initiatives affecting the financial services industry, changes in accounting principles, policies or guidelines, fluctuations in interest rates, demand for loans in the Company's market area, the future earnings and capital levels of Capitol Federal Savings, which would affect the ability of the Company to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in documents filed or furnished by the Company with the SEC. Actual results may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:

Kent Townsend	Investor Relations
Executive Vice President,	700 S Kansas Ave
Chief Financial Officer and Treasurer	Topeka, KS 66603
700 S Kansas Ave	(785) 270-6055
Topeka, KS 66603	investorrelations@capfed.com
(785) 231-6360
ktownsend@capfed.com